EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-142007, 333-168946, 333-189095, 333-202176, 333-225699, 333-236724, 333-237780 and 333-237781) and Form S-3 (Nos. 333-237779, 333-237940, 333-239352 and 333-249079) of T-Mobile US, Inc. of our report dated February 23, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Seattle, Washington
February 23, 2021